                                                                    Exhibit 99.1

[Home Depot logo]


               The Home Depot Announces First Quarter 2006 Results

                    -    Record EPS of 70 cents, up 22.8 percent

                    -    Record Sales of $21.5 Billion, up 13.1 percent

                    -    Record Gross Margin of 33.7 percent

                    -    Record Operating Margin of 11.3 percent

     ATLANTA, MAY 16, 2006 - The Home Depot(R), the world's largest home improvement retailer, today reported first quarter net earnings of $1.5 billion, or 70 cents per diluted share, compared to 57 cents per diluted share and net earnings of $1.2 billion reported for the same period in fiscal 2005. This resulted in a 22.8 percent increase in earnings per diluted share over the first quarter of fiscal 2005.

Sales for the first quarter of fiscal 2006 totaled $21.5 billion, a 13.1 percent increase from the first quarter of fiscal 2005.

"This quarter marked a milestone for The Home Depot with the acquisition of Hughes Supply. We are pleased to welcome the Hughes associates to our team," said Bob Nardelli, chairman, president & CEO of The Home Depot.

During the first quarter, the Company acquired Hughes Supply. The transaction more than doubled the size of Home Depot Supply, which now has more than 20,000 associates operating in more than 900 locations nationwide and in Canada with projected fiscal 2006 sales approaching $12 billion. The results of Hughes Supply are included in the Company's consolidated results beginning March 30, 2006, the date of acquisition.

The Company now operates and provides financial information for two business segments: HD Retail and HD Supply.

               FIRST QUARTER
             -----------------
$ MILLIONS     2006      2005    % INCREASE
----------   -------   -------   ----------
SALES

HD Retail    $19,376   $18,329       5.7%
HD Supply    $ 2,132   $   657     224.5%

OPERATING PROFIT

HD Retail    $ 2,278   $ 1,976      15.3%
HD Supply    $   149   $    28     432.1%


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


"The Home Depot has a disciplined approach to capital allocation and growth. At the end of the quarter, we reached a return on invested capital of 24.2 percent, up 220 basis points from the first quarter of fiscal 2005," said Carol Tome, executive vice president and CFO.

In the first quarter, the board of directors authorized an additional $1 billion in share repurchases, bringing the total share repurchase authorization to $12 billion. During the first quarter, the Company repurchased $565 million or 14 million shares. Since its share repurchase program began in 2002, the Company has repurchased 291 million, or approximately 13 percent of its outstanding shares and spent $10.3 billion under its $12 billion authorization. In January 2006, the company increased its quarterly dividend by 50 percent. Over the past five years, the company's dividend has increased by 275 percent.

At the end of the first quarter, the Company reported total assets of $52.7 billion, up 18 percent from the end of fiscal 2005 reflecting the impact of the Hughes acquisition and total stockholders' equity of $27.8 billion.

ENHANCING THE CORE

The Company saw average ticket growth across all merchandise categories. In the first quarter of fiscal 2006, The Home Depot increased its average ticket by 4.3 percent to a record $60.75.

"Our stores are well prepared for spring and summer with an unprecedented number of new and exclusive products," said Tom Taylor, executive vice president, Merchandising and Marketing. "Throughout 2006, we will continue our focus on providing distinctive, one-of-a-kind merchandise and creating excitement in our stores. Beginning in this quarter, we are accelerating the reset activity in 500 of our highest volume stores and will reset over 100 bays in each of those stores by year-end."

Significant first quarter merchandising accomplishments included:

- Achieved a 9.9 percent market share in appliances, up 140 basis points on a 12-month rolling basis, according to an independent third party

- Introduced the most comprehensive lineup of top brand lawn tractors and mowers available nationwide: Cub Cadet(R), Toro(R), John Deere(R) and Honda(R)

-    Launched several new, EXCLUSIVE product lines:

     - Team Colors, a new sports-themed paint line offering customers the exact colors of their favorite 125 professional and college sports teams

     - Unique outdoor living products, such as the Hampton Bay(TM) solar powered umbrella

     - Pavestone(R) Natural Impressions a stacked stone retaining wall, which looks like stacked stone, but is a much better value and easier to build and maintain

     -    Vigoro(R) lawn and VIVA! (R) garden products

EXTENDING THE BUSINESS

During the quarter, the Company opened 23 new stores, including 4 relocations, with 4 new stores in Canada and 2 new stores in Mexico, bringing the total store count to 2,051. As of the


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


end of the quarter, approximately 10 percent of the Company's store base was in Canada and Mexico. As in the U.S., the Company continues to be the market leader in Canada and Mexico.

The Company's retail services business grew by 8.5 percent to $844 million in the first quarter of fiscal 2006. Categories such as countertops, windows, solar and exterior patios and doors reported solid growth.

On May 1, 2006, the Company acquired Home Decorators Collection (HDC), a leader in catalog and online sales of home decor merchandise. HDC is part of Home Depot Direct, the direct-to-consumer division of The Home Depot. With HDC, Home Depot Direct will be a $1 billion business by the end of fiscal 2006. Home Depot Direct provides customers with an "endless aisle" of home improvement and decor merchandise through in-store catalogs, mail-order catalogs and Web sites that enhance and extend the special order offerings in the Company's retail stores.

EXPANDING THE MARKET

Serving business-to-business customers, including home builders, professional contractors, municipalities and maintenance professionals, Home Depot Supply provides professional customers with a continuum of products and services from infrastructure through construction to lifetime maintenance.

The Company continues to expand its presence in the professional market by growing Home Depot Supply, which as of the end of the first quarter represented approximately 10 percent of the Company's sales. During the first quarter of fiscal 2006, Home Depot Supply experienced 225 percent sales growth and made significant progress in its integration of Hughes Supply.

"With the acquisition of Hughes Supply, we are well positioned to serve our professional customers and gain a greater share of the more than $400 billion professional contractor market," said Joe DeAngelo, executive vice president, Home Depot Supply. "I am very pleased that our Hughes integration is off to a great start and is already ahead of expectations in terms of driving sales, managing costs and achieving synergies."

On May 1, 2006 the Company acquired Cox Lumber, the largest privately owned lumber company in Florida. Cox Lumber joins the Company's Williams Brothers business and together now operate 46 branches in the Atlanta and Central Florida markets.

OTHER NOTABLE EVENTS

- Awarded the U.S. EPA's 2006 ENERGY STAR(R) Retail Partner of the Year Award for outstanding contributions to reducing greenhouse gas emissions through energy efficiency

- Awarded the President's National Hire Veterans Committee Chairman's Award for the Company's ongoing efforts in the hiring and retaining of military personnel and veterans

- Received the Brick Award by Do Something, a nationwide nonprofit organization whose mission is to give young people the tools, inspiration and opportunity to make a difference


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



- Supported 38 associate - athletes in the 2006 U.S. Olympic and Paralympic Winter Games, bringing home 10 medals

- Participated in over 1,300 hands-on community service projects through Team Depot, the Company's associate volunteer force

- Planted 1,000 trees in 10 major cities across the country in recognition of Arbor Day 2006

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at homedepot.com under the Investor Relations section.

At the end of the first quarter, the Company operated a total of 2,051 retail stores, which included The Home Depot stores with 1,807 stores in the United States (including the Commonwealth of Puerto Rico and the territory of the U.S. Virgin Islands), 141 stores in Canada, and 56 stores in Mexico. The Company also operates 34 EXPO Design Centers, 11 The Home Depot Landscape Supply stores, and two The Home Depot Floor Stores. Through its Home Depot Supply(SM) businesses, The Home Depot is also one of the largest diversified wholesale distributors in the United States, with more than 900 locations, including 10 Contractor's Warehouse locations, in the United States and Canada offering products and services for building, improving and maintaining homes, businesses and municipal infrastructures. The Company employs approximately 355,000 associates and has been recognized by FORTUNE magazine as the No. 1 Most Admired Specialty Retailer and the No. 13 Most Admired Corporation in America for 2006. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

                                       ###

Certain statements contained herein, including any statements related to Net Sales growth, increases in comparable store sales, impact of cannibalization, commodity price inflation and deflation, implementation of store initiatives, protection of intellectual property rights, Net Earnings performance, including Depreciation expense, earnings per share, stock-based compensation expense, store openings and closures, capital allocation and expenditures, the effect of adopting certain accounting standards, margins, return on invested capital, the growth of Home Depot Supply, our ability to successfully operate in a non-retail industry, management of our purchasing or customer credit policies, strategic direction and the demand for our products and services, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on our current expectations and projections about future events. These statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and expectations. These risks and uncertainties include, but are not limited to: economic conditions in North America; changes in our cost structure; the availability of sourcing channels consistent with our strategy of differentiation; conditions affecting new store development, such as our ability to find suitable store locations and obtain required permits; conditions affecting customer transactions and average ticket, including, but not limited to, weather conditions; the success of our technology initiatives in improving and streamlining operations and customers' in-store experience; our ability to identify and respond to evolving trends in demographics and consumer preferences; our ability to design stores that appeal to customers; the costs of redesigning stores in light of evolving customer expectations; the success of new store formats and businesses; the relative success of our expansion strategy, including our ability to identify acquisition opportunities, particularly in markets outside the United States, and our ability to complete acquisitions on financially attractive terms and integrate them with our other businesses; our ability to successfully integrate Hughes Supply, Inc. with our other businesses; our ability to create appropriate distribution channels for key sales platforms; our ability to successfully execute our on-line strategy; our ability to attract, train and retain highly qualified associates; the impact of new


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



accounting standards; the impact of competition; and decisions by management related to possible asset impairments, regulation and litigation matters. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof and we undertake no obligation to update these statements to reflect subsequent events or circumstances. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2006.

For more information contact:

Financial Community
Diane Dayhoff
Vice President of Investor Relations
(770) 384-2666
diane_dayhoff@homedepot.com

News Media
Jerry Shields
(770) 384-2741, jerry_shields@homedepot.com
Paula Smith
(941) 488-1289, paula_c_smith@homedepot.com

                      THE HOME DEPOT, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
            FOR THE THREE MONTHS ENDED APRIL 30, 2006 AND MAY 1, 2005
                                   (UNAUDITED)
       (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA AND AS OTHERWISE NOTED)

                                         THREE MONTHS ENDED
                                         ------------------   % INCREASE
                                         4-30-06     5-1-05   (DECREASE)
                                         -------   --------   ----------
NET SALES                                $21,461    $18,973      13.1%
Cost of Sales                             14,233     12,618      12.8
                                         -------    -------
   GROSS PROFIT                            7,228      6,355      13.7

Operating Expenses:
   Selling, General and Administrative     4,386      4,017       9.2
   Depreciation and Amortization             420        339      23.9
                                         -------    -------
      Total Operating Expenses             4,806      4,356      10.3
                                         -------    -------
   OPERATING INCOME                        2,422      1,999      21.2
Interest Income (Expense):
   Interest and Investment Income             11         14     (21.4)
   Interest Expense                          (63)       (27)    133.3
                                         -------    -------
      Interest, net                          (52)       (13)    300.0
                                         -------    -------
EARNINGS BEFORE PROVISION
   FOR INCOME TAXES                        2,370      1,986      19.3
Provision for Income Taxes                   886        739      19.9
                                         -------    -------
   NET EARNINGS                          $ 1,484    $ 1,247      19.0%
                                         =======    =======

Weighted Average Common Shares             2,114      2,162      (2.2)%
BASIC EARNINGS PER SHARE                 $  0.70    $  0.58      20.7%

Diluted Weighted Average Common Shares     2,122      2,172      (2.3)%
DILUTED EARNINGS PER SHARE               $  0.70    $  0.57      22.8%

                                      THREE MONTHS ENDED
                                      ------------------   % INCREASE
SELECTED HIGHLIGHTS                    4-30-06    5-1-05   (DECREASE)
-------------------                   --------    ------   ----------
Number of Customer Transactions (1)       322        320       0.6%
Average Ticket (1)                     $60.75     $58.25       4.3
Weighted Average Weekly Sales
   per Operating Store (000's) (1)     $  736     $  757      (2.8)
Square Footage at End of Period (1)       216        203       6.4
Capital Expenditures                   $  705     $  821     (14.1)
Depreciation and Amortization (2)      $  450     $  361      24.7%

For comparability purposes, the Company will no longer report comparable store sales but will now report total sales growth for both segments as a percentage change over the prior period.

(1)  Includes retail segment only.

(2) Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

                      THE HOME DEPOT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
             AS OF APRIL 30, 2006, MAY 1, 2005 AND JANUARY 29, 2006
                              (AMOUNTS IN MILLIONS)

                                                     4-30-06        5-1-05      1-29-06
                                                   -----------   -----------   ---------
                                                   (Unaudited)   (Unaudited)   (Audited)
ASSETS
   Cash and Short-Term Investments                   $ 2,586       $ 2,992      $   807
   Receivables, net                                    3,412         1,973        2,396
   Merchandise Inventories                            13,401        11,305       11,401
   Other Current Assets                                  880           652          742
                                                     -------       -------      -------
      Total Current Assets                            20,279        16,922       15,346
                                                     -------       -------      -------
   Property and Equipment, net                        25,295        23,031       24,901
   Goodwill                                            5,432         1,476        3,286
   Other Assets                                        1,673           641          949
                                                     -------       -------      -------
      TOTAL ASSETS                                   $52,679       $42,070      $44,482
                                                     =======       =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
   Short-Term Debt                                   $    --       $    --      $   900
   Accounts Payable                                    9,452         8,035        6,032
   Accrued Salaries and Related Expenses               1,223         1,001        1,176
   Current Installments of Long-Term Debt                 15            14          513
   Other Current Liabilities                           5,588         4,643        4,280
                                                     -------       -------      -------
      Total Current Liabilities                       16,278        13,693       12,901
                                                     -------       -------      -------
   Long-Term Debt                                      6,652         2,145        2,672
   Other Long-Term Liabilities                         1,957         2,411        2,000
                                                     -------       -------      -------
      Total Liabilities                               24,887        18,249       17,573
                                                     -------       -------      -------
   Total Stockholders' Equity                         27,792        23,821       26,909
                                                     -------       -------      -------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $52,679       $42,070      $44,482
                                                     =======       =======      =======


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

                      THE HOME DEPOT, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
            FOR THE THREE MONTHS ENDED APRIL 30, 2006 AND MAY 1, 2005
                                   (UNAUDITED)
                              (AMOUNTS IN MILLIONS)

                                                              THREE MONTHS ENDED APRIL 30, 2006
                                             ------------------------------------------------------------------
                                             HD Retail (a)   HD Supply   Eliminations/ Other (b)   Consolidated
                                             -------------   ---------   -----------------------   ------------
Net Sales                                       $19,376        $2,132             $  (47)             $21,461
                                                =======        ======             ======              =======
Operating Income                                $ 2,278        $  149             $   (5)             $ 2,422
Interest, net                                                                                             (52)
                                                                                                      -------
Earnings Before Provision for Income Taxes                                                            $ 2,370
                                                                                                      =======

Depreciation and Amortization                   $   412        $   35             $    3              $   450

Total Assets                                    $41,592        $9,253             $1,834              $52,679

Capital Expenditures                            $   659        $   46            $    --              $   705

Payments for Businesses Acquired, net           $    --        $3,330            $    --              $ 3,330


                                                              THREE MONTHS ENDED MAY 1, 2005
                                             ------------------------------------------------------------------
                                             HD Retail (a)   HD Supply   Eliminations/ Other (b)   Consolidated
                                             -------------   ---------   -----------------------   ------------
Net Sales                                       $18,329        $  657              $ (13)             $18,973
                                                =======        ======              =====              =======
Operating Income                                $ 1,976        $   28              $  (5)             $ 1,999
Interest, net                                                                                             (13)
                                                                                                      -------
Earnings Before Provision for Income Taxes                                                            $ 1,986
                                                                                                      =======
Depreciation and Amortization                   $   352        $    8             $    1              $   361

Total Assets                                    $38,937        $1,613             $1,520              $42,070

Capital Expenditures                            $   808        $   13             $   --              $   821

Payments for Businesses Acquired, net           $    --        $  138             $   --              $   138


(a) Includes all retail stores, Home Depot Direct and retail installation services.

(b) Includes elimination of intersegment sales and unallocated corporate overhead.


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